UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:
☐      Preliminary information statement
☐      Confidential, for use of the Commission only (as permitted by Rule 14c-d)(2))
☒     Definitive information statement
ARDEN INVESTMENT SERIES TRUST
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)         Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

 ARDEN INVESTMENT SERIES TRUST
Arden Alternative Strategies Fund
Arden Alternative Strategies II
375 Park Avenue, 32nd Floor
New York, NY 10152

INFORMATION STATEMENT

NOTICE REGARDING SUB-ADVISERS

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about June 11, 2015 to shareholders of record as of May 28, 2015.  This Information Statement is being provided to the shareholders of Arden Alternative Strategies Fund (“AASF”) and Arden Alternative Strategies II (“AAS II,” together with AASF, the “Funds”), each a series of Arden Investment Series Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Funds received from the U.S. Securities and Exchange Commission (the “SEC”).  The Manager of Managers Order permits Arden Asset Management LLC (“Arden” or the “Adviser”), subject to certain conditions such as approval of the Board of Trustees of the Trust (the “Board”), and without approval by shareholders, to retain an unaffiliated sub-adviser (or sub-advisers) that Arden believes is (are) best suited to achieve the Funds’ investment objectives.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part.  We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUNDS AND THEIR ADVISORY AGREEMENTS

Arden, located at 375 Park Avenue, 32nd Floor, New York, NY 10152, serves as the investment adviser to AASF and AAS II pursuant to investment advisory agreements (collectively, the “Advisory Agreement”) dated October 25, 2012 and June 26, 2013, respectively, which were most recently renewed on September 19, 2014.  The Funds have retained the Adviser to manage all aspects of the investments of the Funds (including oversight of each of the Fund’s sub-advisers).  Sub-advisers are generally chosen on the basis of some or all of the following selection criteria established by Arden:  an analysis of the sub-adviser's performance during various time periods and market cycles, the sub-adviser's reputation, experience, training and investment philosophy, process and policies, the sub-adviser's operational strength and resources, whether the sub-adviser has an identifiable track record and/or the degree to which the sub-adviser has a personal investment in the investment program.  As compensation for its services, Arden receives an advisory fee from each Fund and, from this advisory fee, Arden pays each sub-adviser a sub-advisory fee.

Pursuant to each sub-advisory agreement, the sub-adviser is delegated responsibility for a Fund’s day-to-day management for the assets of the Fund allocated to such sub-adviser (“Allocated Portion”).  Each sub-advisory agreement provides in substance that the sub-advisers will make and implement investment decisions for its Allocated Portion in its discretion and will continuously develop an investment program for the Allocated Portion.  The sub-advisory agreements permit each sub-adviser to effect securities transactions on behalf of a Fund through associated persons of the sub-adviser.  The sub-advisory agreements also specifically permit the sub-advisers to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to a Fund, although the sub-advisers have no current plans to pay a material amount of such compensation.

THE SUB-ADVISORY AGREEMENTS

At a meeting of the Board of Trustees on March 13, 2015 (“Meeting”), the Board, including all of the Board members who are not interested persons of the Trust (the “Independent Trustees”), within the meaning of the Investment Company Act of 1940, as amended (“1940 Act”), unanimously approved, on behalf of the Funds, Arden’s recommendation to approve:  (i) a sub-advisory agreement (“Algert Sub-Advisory Agreement”) with Algert Global LLC (“Algert”), which became effective on March 23, 2015;  (ii) a sub-advisory agreement with Otter Creek Advisors, LLC (“Otter Creek”), which became effective on March 5, 2015; and (iii) a sub-advisory agreement (“PanAgora Sub-Advisory Agreement” and together with the Algert Sub-Advisory Agreement and Otter Creek Sub-Advisory Agreement, the “Sub-Advisory Agreements”) with PanAgora Asset Management, Inc. (“PanAgora” and together with Algert and Otter Creek, the “Sub-Advisers”), which became effective on March 20, 2015.  Prior to the addition of the new Sub-Advisers, AASF had 14 sub-advisers and AAS II had 13 sub-advisers (collectively, the “Existing Sub-Advisers”).  Pursuant to the Algert Sub-Advisory Agreement, Otter Creek Sub-Advisory Agreement and PanAgora Sub-Advisory Agreement, Algert, Otter Creek and PanAgora will each manage its Allocated Portion using Relative Value – Equity, Equity Hedge and Relative Value – Equity investment strategies, respectively.

Under the Advisory Agreement, each Fund pays Arden a fee as follows:

Net Assets (billions)                                                                                     Annual rate at each asset level
First $1.0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.85%
Next $1.0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.65%
Over $2.0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.50%

For the fiscal year ended October 31, 2014, the total investment advisory fees paid by AASF and AAS II to the Adviser totaled $19,031,548.98 and $0, respectively, after waivers and reimbursements.

The table above represents the fee rate paid by the Funds to Arden, which will not change as a result of the Board’s approval of the Sub-Advisers.  Arden, in turn, pays the Sub-Advisers and the Existing Sub-Advisers a fee out of its own assets.  The Existing Sub-Advisers’ sub-advisory agreements and services provided pursuant to such agreements are unchanged as a result of the Board’s approval of the Sub-Advisers.

INFORMATION ABOUT ALGERT

Algert is a Delaware limited liability company founded in 2002 that is 100 percent employee owned by its members (not including Mr. Zeigler identified below).  As of March 31, 2015, Algert had approximately $489.6 million in assets under management.  Algert is located at 555 California Street, Suite 3325, San Francisco, CA 94104.

The following table provides information on the principal executive officer and members of Algert.

Name	Title/Responsibilities	Address
Peter M. Algert	Managing Member, Chief Executive Officer and Chief Investment Officer	555 California, Suite 3325, San Francisco, CA 94104
Wendy Wu Shang	Chief Compliance Officer	555 California, Suite 3325, San Francisco, CA 94104
Jamshaud Zoveir	Member and Chief Operating Officer	555 California, Suite 3325, San Francisco, CA 94104
Andrew J. Solnick	Member and Portfolio Manager	555 California, Suite 3325, San Francisco, CA 94104
Abraham I. Zeigler	Member and Portfolio Manager	555 California, Suite 3325, San Francisco, CA 94104
Scott A. Draper	Member and Director of Marketing	555 California, Suite 3325, San Francisco, CA 94104

INFORMATION ABOUT OTTER CREEK

Otter Creek is a Florida limited liability company founded in 2014 that is 100 percent employee owned by its managers.  As of March 31, 2015, Otter Creek had approximately $225.1 million in assets under management.  Otter Creek is located at 222 Lakeview Avenue, Suite 1100, West Palm Beach, FL 33401.

The following table provides information on the principal executive officer and managers of Otter Creek.

Name	Title/Responsibilities	Address
Roger K. Long	Manager, President and Chief Investment Officer	222 Lakeview Avenue, Suite 1100, West Palm Beach, FL 33401
Michael J. Winter	Manager and Investment Professional	222 Lakeview Avenue, Suite 1100, West Palm Beach, FL 33401
Tyler C. Walling	Manager and Investment Professional	222 Lakeview Avenue, Suite 1100, West Palm Beach, FL 33401
Gordon T. Williams	Manager and Director of Business Development	222 Lakeview Avenue, Suite 1100, West Palm Beach, FL 33401

OTHER REGISTERED FUNDS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY OTTER CREEK

Name	Assets Managed by Otter Creek as of April 30, 2015	Fee Rate Paid to Otter Creek
Otter Creek Long/Short Opportunity Fund	$112.4 million	1.50% of assets

INFORMATION ABOUT PANAGORA

PanAgora is a Delaware corporation founded in 1989.  PanAgora is owned by employees and two outside corporate entities.  Assuming all PanAgora employee stock and options are issued and exercised, PanAgora senior management and investment professionals may own up to 20 percent through the PanAgora Management Equity Plan, which was implemented in 2008.  Outside ownership includes Power Financial Corporation (located at 751 Victoria Square, Montréal, Québec, Canada H2Y 2J3) through its affiliates Great-West Lifeco/Putnam Investments, which owns approximately 66 percent, and Nippon Life Insurance Company (located at 1-6-6, Marunouchi, Chiyoda-ku, Tokyo 100-8288, Japan), which owns approximately 14 percent.  As of March 31, 2015, PanAgora had approximately $39.3 billion in assets under management.  PanAgora is located at 470 Atlantic Avenue, 8th Floor, Boston, MA 02210.

The following table provides information on the principal executive officer and directors of PanAgora.

Name	Title/Responsibilities	Address
Eric H. Sorensen	Director, Chief Executive Officer and President	470 Atlantic Avenue, 8th Floor, Boston MA 02210
Michael H. Turpin	Chief Operating Officer	470 Atlantic Avenue, 8th Floor, Boston MA 02210
Paul Sutton	Chief Financial Officer and Treasurer	470 Atlantic Avenue, 8th Floor, Boston MA 02210
Robert J. Orr	Director*	470 Atlantic Avenue, 8th Floor, Boston MA 02210
Edward Enping Quian	Chief Investment Officer	470 Atlantic Avenue, 8th Floor, Boston MA 02210
Robert L. Reynolds	Director**	470 Atlantic Avenue, 8th Floor, Boston MA 02210
George D. Mussalli	Chief Investment Officer	470 Atlantic Avenue, 8th Floor, Boston MA 02210
Gregory D. Tretiak	Director***	470 Atlantic Avenue, 8th Floor, Boston MA 02210
Yutaka Ideguchi	Director****	470 Atlantic Avenue, 8th Floor, Boston MA 02210
Robert Job	Head of Business Development and Client Solutions	470 Atlantic Avenue, 8th Floor, Boston MA 02210
Keisuke Kawasaki	Director*****	470 Atlantic Avenue, 8th Floor, Boston MA 02210
*           Mr. Orr serves as the President and Chief Executive Officer of Power Financial Corporation.
**           Mr. Reynolds serves as the President and Chief Executive Officer of Putnam Investments.
***           Mr. Tretiak serves as the Chief Financial Officer and Executive Vice President of Power Financial Corporation.
****           Mr. Ideguchi serves as Executive Officer/General Manager of Nippon Life Insurance Company.
*****           Mr. Kawasaki serves as President of NLI International.

BOARD CONSIDERATIONS RELATING TO THE SUB-ADVISORY AGREEMENTS

At the Meeting, the Board, including all of the Independent Trustees unanimously approved, on behalf of the Funds, the Sub-Advisory Agreements.  The Board had discussions with each proposed Sub-Adviser.  The Board also had discussions with Arden and reviewed and considered various written materials and oral presentations in connection with the Sub-Advisers’ proposed services, including with respect to the nature, extent and quality of services, financial condition and fees and expenses, investment performance and the code of ethics and compliance program of each Sub-Adviser.  Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved each of the Sub-Advisory Agreements.

The Nature, Quality and Extent of Services to be Provided by the Sub-Advisers
The Independent Trustees recalled and reviewed the presentations of the Sub-Advisers provided to the Board regarding their proposed services to the Funds.  In connection with the sub-advisory services proposed to be provided to the Funds, the Independent Trustees discussed the resources proposed to be dedicated to the Funds by each of the Sub-Advisers, including each Sub-Adviser’s investment professional expertise and depth.  The Independent Trustees considered the Sub-Advisers’ ability to perform their obligations to the Funds and adhere to the Funds’ investment restrictions.  The Trustees observed the scope of services required to be performed under each proposed Sub-Advisory Agreement.  The Board also considered the Sub-Advisers’ representations regarding the adequacy of their financial condition and their financial wherewithal to provide quality services to the Funds.  The Trustees also considered the compliance diligence conducted on each Sub-Adviser and the Trust Chief Compliance Officer’s representations in this regard.  The Independent Trustees found it was reasonable to expect that the Funds will receive the services required from the Sub-Advisers under each Sub-Advisory Agreement and expressed satisfaction with the nature, extent and quality of services proposed to be provided.

Investment Performance
The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment advisory arrangements.  The Board reviewed each Sub-Adviser’s investment performance.  At the Meeting, the Board noted that Algert and Otter Creek had delivered satisfactory performance results for other funds and/or accounts, as applicable, managed using similar strategies to those proposed to be provided to the Funds.  At the Meeting, the Board also noted that PanAgora had indicated that it does not manage any other accounts or products with a substantially similar investment strategy to that proposed for the Funds.  Accordingly, the Board took into account the satisfactory performance of a fund managed by the same investment team that employs investment strategies with elements similar to those proposed to be utilized for the Funds.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that the Sub-Advisers were each in a position to provide a high-quality level of services to the Funds.

Cost of the Services Provided and Profits Realized by the Sub-Advisers from their Relationships with the Funds
The Independent Trustees reviewed the proposed cost of services to be provided by the Sub-Advisers and the proposed fees to be paid under each Sub-Advisory Agreement, which would not be paid by the Funds.  It was noted that the fees to be paid under the Sub-Advisory Agreements would not be paid by the Funds, but rather by the Adviser.  Because each Sub-Advisory Agreement was negotiated at arms-length by the Adviser, which is responsible for payments to the Sub-Advisers thereunder, the Independent Trustees did not consider the profitability to the Sub-Advisers from their relationship with the Funds.  The Trustees considered that the proposed sub-advisory fees were within the range of those paid to the Existing Sub-Advisers providing services to the Funds.  The Trustees also reviewed the other accounts managed by the Sub-Advisers, as applicable.  After reviewing these and related factors, the Independent Trustees concluded, within the context of their overall conclusions, that the proposed fees under each Sub-Advisory Agreement were fair and reasonable in light of the services proposed to be provided to the Funds.

The Extent to Which Economies of Scale Would be Realized as the Funds Grow and Whether Fee Levels Would Reflect Such Economies of Scale
The Independent Trustees noted that economies of scale may be realized when a Fund’s assets were to increase significantly.  It was observed that the sub-advisory fees are paid by the Adviser and not the Funds and, as a result, economies of scale are not expected to flow directly from the retention of the Sub-Advisers.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed sub-advisory fees were fair and reasonable in light of the services proposed to be provided by the Sub-Advisers.  In reaching this conclusion, no single factor reviewed by the Independent Trustees was determinative.  At the Meeting, the Board, including all of the Independent Trustees, approved the Sub-Advisory Agreements.

ADDITIONAL INFORMATION ABOUT THE FUNDS

Pursuant to an Administration and Accounting Services Agreement with the Trust, JPMorgan Chase Bank, N.A., located at One Beacon Street, Boston, Massachusetts 02108, serves as the administrator of each Fund.

Arden Securities LLC, located at Three Canal Plaza, Portland, Maine 04101, serves as the principal underwriter and exclusive agent for distribution of each Fund's shares pursuant to a Distribution Agreement.

Pursuant to a Transfer Agent Agreement with the Trust, U.S. Bancorp Fund Services, LLC acts as each Fund's transfer and disbursing agent.  The Transfer Agent is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

FINANCIAL INFORMATION

You can obtain a free copy of the annual and semi-annual reports, when available, by writing to a Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling toll-free 1-866-773-7145.

OWNERSHIP OF THE FUNDS

As of April 30, 2015, the only persons or entities who owned of record, or who were known by AASF to own beneficially, 5% or more of AASF’s outstanding shares was National Financial Services, LLC, 499 Washington Boulevard, Floor 5, Jersey City, NJ 07310, a subsidiary of Fidelity Investments, which owned 99.98% (101,555,141.8640 shares) of the outstanding shares of AASF on behalf of its clients.

As of April 30, 2015, the only persons or entities who owned of record, or who were known by AAS II to own beneficially, 5% or more of AAS II’s outstanding Class I shares on behalf of their clients were:

NAME AND ADDRESS	PARENT	NUMBER OF SHARES OWNED	PERCENT OWNERSHIP
NATIXIS 30 Avenue Pierre Mendes Paris France 75013	Groupe BPCE	4,151,302.5640	54.72%
UBS WM USA 1000 Harbor Boulevard, 5th Floor Weehawken, NJ 07086	UBS AG	2,026,748.9610	26.72%
Charles Schwab & Co. Inc. 211 Main Street San Francisco, CA 94105	N/A	592,699.0240	7.81%

As of April 30, 2015, the only persons or entities who owned of record, or who were known by AAS II to own beneficially, 5% or more of AAS II’s outstanding Advisor Class shares on behalf of their clients were:

NAME AND ADDRESS	PARENT	NUMBER OF SHARES OWNED	PERCENT OWNERSHIP
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	BNY Mellon	153,699.1070	47.04%
National Financial Services, LLC 499 Washington Boulevard Floor 5 Jersey City, NJ 07310	Fidelity Investments	92,574.1780	28.33%
Charles Schwab & Co. Inc. 211 Main Street San Francisco, CA 94105	N/A	40,404.9270	12.37%
Vanguard Brokerage Services P.O. Box 1170 Valley Forge, PA 19482	The Vanguard Group, Inc.	21,153.4130	6.47%

As of the date of this Information Statement, the Trustees and officers of the Funds as a group owned an aggregate of less than 1% of the outstanding shares of each of the Funds.

DELIVERY OF INFORMATION STATEMENT – HOUSEHOLDING

Only one copy of the Notice of Internet Availability of the Information Statement is being delivered to multiple shareholders who share an address unless a Fund has received contrary instructions from one or more of the shareholders.  A Fund will deliver, promptly upon oral or written request, a separate copy to a shareholder at a shared address to which a single copy was delivered.

Shareholders may notify a Fund that they wish to receive a separate copy, or wish to receive separate copies in the future, by calling 1-866‐773‐7145 or writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201‐0701.  Multiple shareholders sharing an address can request to receive a single copy in the future if they are currently receiving multiple copies by calling or writing as indicated above.

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to a Fund in reasonable time prior to the solicitation of proxies for any such meetings.

ARDEN INVESTMENT SERIES TRUST
Arden Alternative Strategies Fund
Arden Alternative Strategies II
375 Park Avenue, 32nd Floor, New York, NY 10152

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 11, 2015

As a shareholder of Arden Alternative Strategies Fund and Arden Alternative Strategies II (collectively, the “Funds”), each a series of Arden Investment Series Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the hiring of three new sub-advisers for the Funds.  This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail.  We encourage you to access and review all of the important information contained in the Information Statement.  As described below, the Information Statement is for informational purposes only and, as a shareholder of a Fund, you need not take any action.

Summary of Information Statement.

At a meeting of the Board of Trustees (the “Board”) of the Trust on March 13, 2015 (“Meeting”), the Board, including all of the Board members who are not interested persons of the Trust (the “Independent Trustees”), within the meaning of the Investment Company Act of 1940, as amended (“1940 Act”), approved, on behalf of the Funds, the recommendation of the Funds’ investment adviser, Arden Asset Management LLC (“Arden”), to approve: (i)  a sub-advisory agreement with Algert Global LLC (“Algert”), which became effective on March 23, 2015; (ii)  a sub-advisory agreement with Otter Creek Advisors, LLC, which became effective on March 5, 2015; and (iii)  a sub-advisory agreement with PanAgora Asset Management, Inc., which became effective on March 20, 2015.

The Funds have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits Arden, subject to certain conditions, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser (or sub-advisers) or to change the terms of an existing sub-advisory agreement, provided that the new agreement or the changes to an existing agreement are approved by each Fund’s Board.  Approval by the Funds’ shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Funds’ shareholders.

By sending you this, each Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy.  You may print and view the full Information Statement on the Funds’ website at www.ardenfunds.com/literature/ and click on your Fund followed by the link captioned “Information Statement.”  Once you have downloaded the Information Statement, click on “File” and select the “Print” option to print to your printer.  The Information Statement will be available on the website until at least September 30, 2015.

You can obtain a free paper or e-mail copy of the Information Statement and each Fund’s annual and semi‐annual reports, when available, by calling toll-free 1‐855‐59ARDEN, e-mailing investorrelations@ardenasset.com or visiting www.ardenfunds.com, which provides additional contact information.

If you want to receive a paper copy of the Information Statement, you must request one.